UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-52782 (Commission File Number)	90-0335743 (IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
7.01	Regulation FD Disclosure
9.01	Financial Statements and Exhibits

SECTION 7 - REGULATION FD

Item 7.01     Regulation FD Disclosure

On June 24, 2010, Mainland Resources, Inc. (the "Company" or "Mainland") issued a press release announcing the following update on progress of the Burkley-Phillips No. 1 well on the Buena Vista Prospect in Mississippi:

To date, twelve (12) miles of road and drill site location have sufficiently dried after late and abnormal rains and flooding in the area from the runoff of the nearby Mississippi River. The location contractor (Boots Smith) has started work by adding gravel, where necessary, over the road to the well location. A bulldozer was also moved in on June 23, 2010 in final preparation of the well pad site.

Rapad Drilling (Jackson, Mississippi) is prepared to move in their Rig # 34, and Mainland intends to spud the well as soon as the work on the location and road is complete. The current anticipated spud date is between July 7 and July 15, 2010.

The Company's working interest in the Burkley-Phillips No.1 well is 72%. Mainland will fund 90% of the well costs to earn its 72% interest in the well. Guggenheim Energy Opportunities Fund will fund 10% of the well costs in order to earn an 8% working interest in the well.

Upon successful completion of Mainland's previously announced proposed merger with American Exploration Corp, Mainland will have a 92% working interest in the well, while Guggenheim will have an 8% working interest in the well.

The estimated dry hole cost is $8.65 million. These funds have been escrowed by Mainland and Guggenheim. The total estimated cost to complete the well is $4.9 million for a total drilled and completed well cost of $13.55 million.

Mainland currently holds interests in excess of 17,500 acres in the Buena Vista Prospect and intends to acquire additional acreage. In the event the Burkley Phillips No. 1 well is successful, there is potential for more than 220 net drilling locations using 80 acre spacing per well covering the 17,500 acres.

Mainland was able to obtain the drill cuttings from a well drilled by Chevron in 1981, which Mainland is offsetting with the Burkley-Phillips No. 1 well.

A copy of the press release is included as Exhibit 99.1 hereto.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.
EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Mainland Resources, Inc. dated June 24, 2010*

*  Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: June 24, 2010	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer